UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2020

Anterix Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36827	33-0745043
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3 Garret Mountain Plaza Suite 401 Woodland Park, NJ	07424
(Address of principal executive offices)	(Zip Code)

(973) 771-0300
Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of Each Exchange on which registered
Common Stock, $0.0001 par value	ATEX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2020, Anterix Inc. (the “Company”) entered into a consulting agreement with Rachelle B. Chong (the “Consulting Agreement”) under which Ms. Chong will serve as a Senior Advisor to the Company’s management team and help develop and support the Company’s state and federal regulatory initiatives aimed at promoting the national deployment of 900 MHz broadband licenses.   In connection with executing the Consulting Agreement, Ms. Chong submitted her resignation from the Company’s Board of Directors (the “Board”) and as a member of the Board’s Nominating and Corporate Governance Committee.  The Consulting Agreement and Ms. Chong’s resignations will be effective as of May 15, 2020. Ms. Chong’s resignations are not the result of any disagreement with the Company on any matter related to its operations, policies or practices.

The Consulting Agreement provides that Ms. Chong will receive cash compensation of $12,000 per month and a restricted stock award with a grant date fair value equal to $144,000 (the “Restricted Stock”) for her consulting services.   The Restricted Stock will be issued, following approval by the Board’s Compensation Committee, pursuant to a Restricted Stock Award Agreement under the Company’s 2014 Stock Plan, which will provide that 50% of the Restricted Stock will vest on the date of grant and the other 50% will vest on May 12, 2021.  Pursuant to the existing terms of her outstanding equity awards, Ms. Chong will also continue to vest in her outstanding equity awards as she continues to provide services to the Company.  The Consulting Agreement terminates by its terms on May 14, 2021, unless terminated earlier by either party or extended upon the mutual agreement of the parties at least 90 days before the end of the term. The Consulting Agreement contains standard confidentiality, indemnification and intellectual property right provisions in favor of the Company.

The Board’s Audit Committee approved Ms. Chong’s Consulting Agreement, and the consideration she will receive thereunder, in accordance with the Company’s Corporate Governance Guidelines and Related Party Transaction Policy.

The foregoing summary of the Consulting Agreement is not complete, and is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Consulting Agreement, effective May 15, 2020, by and between the Company and Rachelle B. Chong.

Item

Item

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Anterix Inc.

Date: May 11, 2020	/s/ Morgan E. O’Brien
Morgan E. O’Brien
Chief Executive Officer